UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2010 (December 22, 2009)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, Portland, Maine	04101
(Address of Principal Executive Offices)	(Zip Code)

(207) 619-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01	Completion of Acquisition or Disposition of Assets

This Current Report on Form 8-K/A (“Amendment No. 1”) hereby amends and supplements the Current Report on Form 8-K (the “Report”) of Magellan Petroleum Corporation (the “Company”) originally filed with the Securities and Exchange Commission on December 23, 2009 regarding the Company’s sale of its ownership interests in the Nockatunga oil fields, pursuant to the Asset Sale Agreement described in the Report. The information previously reported in the Report is incorporated by reference into this Amendment No. 1.

The attached unaudited pro forma financial statements give effect to the completion of the Nockatunga asset sale transaction. These financial statements are required to be filed pursuant to Article 11 of Regulation S-X under the Securities Act of 1933, as amended, and are included in this Amendment No. 1 under Item 9.01.

Item 9.01	Financial Statements and Exhibits

(b) Pro forma financial statements

Filed herewith as Exhibit 99.1 are the unaudited pro forma financial statements of the Company as of September 30, 2009 and statement of operations for the year ended June 30, 2009 and the three months ended September 30, 2009, reflecting the completion of the Nockatunga asset sale transaction. These pro forma financial statement are required to be filed pursuant to Article 11 of Regulation S-X under the Securities Act of 1933, as amended.

(d) Exhibits.

Exhibit No.	Description

99.1	Pro forma financial statements of the Company as of September 30, 2009 and statements of operations for the year ended June 30, 2009 and the three months ended September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/S/ DANIEL J. SAMELA
Name:	Daniel J. Samela
Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

Dated: February 10, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Pro forma financial statements of the Company as of September 30, 2009 and statements of operations for the year ended June 30, 2009 and the three months ended September 30, 2009.